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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                           -----------------------------

                                     FORM 8-K

                                  CURRENT REPORT

                        Pursuant to Section 13 and 15(d) of the
                             Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) December 23, 1996
                                                         -----------------

                                 SIGNATURE INNS, INC.

                (Exact name of Registrant as specified in charter)
         Indiana                       0-9659               35-1426996
-------------------------          ------------       -------------------
(State or other jurisdic-          (Commission           (IRS Employer
 tion of incorporation)            File Number)       Identification No.)

        250 East 96th Street, Suite 450, Indianapolis, Indiana 46240
         ------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code    (317) 581-1111
                                                            --------------

                                      N/A
          --------------------------------------------------------------
           (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

     The Company issued the following as a press release December 23, 1996:



DECEMBER 23, 1996


Signature Inns, Inc. announced today that it has amended its registration statement under the Securities Act of 1933 with the Securities and Exchange Commission and that it will now offer 2,000,000 shares of the Company's cumulative convertible preferred stock, Series A at $20.00 per share. The Company anticipates the trading of both the common stock and preferred stock on the NASDAQ National Market System, under the symbols "SGNS" and "SGNSP," respectively.

The Company anticipates that the sale of the preferred stock to the public will commence in January 1997. The Company intends to use the proceeds of the offering to acquire full ownership of all the operating Signature Inn hotels which are now owned by various partnerships in which the Company is the general partner. McDonald & Company Securities, Inc. (Cleveland), J.C. Bradford & Co. (Nashville) and The Ohio Company (Columbus), are the managing underwriters for the offering. Prospectuses relating to the offering may be obtained from: McDonald & Co. Securities, Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This letter shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
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                                    Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Signature Inns, Inc. (Registrant)

                                        By: /s/ John D. Bontreger
                                           -----------------------------------
                                            John D. Bontreger, President and
                                            Chief Executive Officer














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